Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES SECOND QUARTER 2023 RESULTS

– Net Income Per Fully Diluted Share of $0.14 –

– Core FFO Per Fully Diluted Share of $0.26 –

– $1.2 Billion of Liquidity, No Floating Rate Debt Exposure, No Debt Maturity Until Nov 2024 –

– 2023 Guidance Raised –

New York, New York, July 26, 2023 – Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and manages a well-positioned property portfolio of office, retail, and multifamily assets in Manhattan and the greater New York metropolitan area. Owner of the Empire State Building – the “World’s Most Famous Building” – ESRT also owns and operates its iconic, newly reimagined Observatory Experience that was named the #1 attraction in the US for the second year in a row, in Tripadvisor’s 2023 Travelers’ Choice Awards: Best of the Best. Today the Company reported its operational and financial results for the second quarter 2023. All per share amounts are on a fully diluted basis, where applicable.

Second Quarter and Recent Highlights

•	Net Income of $0.14 per share.

•	Core Funds From Operations (“Core FFO”) of $0.26 per share.

•	Signed 336,314 rentable square feet of new, renewal, and expansion leases.

•	Manhattan office portfolio leased rate increased by 90bps sequentially and increased by 330bps year-over-year to 91.6%. Total commercial portfolio is 90.3% leased as of June 30, 2023.

•

Same-Store Property Cash Net Operating Income (“NOI”) increased 1.1% year-over-year, excluding lease termination fees, primarily driven by an increase in cash rental revenue and timing of tenant expense reimbursements, which was partially offset by increases in property operating expenses and real estate taxes.

•

As previously announced, Flagstar Bank N.A. assumed the entire 313,109 square foot lease at 1400 Broadway, formerly leased by Signature Bank. Second quarter Core FFO includes a +$0.02 per share reversal of the straight-line rent receivable reserve taken in the first quarter of 2023.

•

Empire State Building Observatory generated $24.8 million of NOI. NOI recapture (as a % of 2019) was 101%. Our Observatory Experience was named the #1 attraction in the U.S. by Tripadvisor’s 2023 Travelers’ Choice Best of the Best Awards for the second year in a row.

•	Repurchased $7.4 million of common stock in the second quarter and through July 25, 2023.

•	Completed the disposition of an office asset at 500 Mamaroneck in Harrison, NY, for $53 million.

•	Published ESRT’s third annual Sustainability Report on April 26, 2023 (linked here).

•	Appointed two new members to the Board of Directors – Christina Van Tassell and Hannah Yang, effective July 12, 2023, as part of an ongoing commitment to board refreshment.

Property Operations

As of June 30, 2023, the Company’s property portfolio contained 8.6 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 721 residential units across three multifamily properties, which were occupied and leased as shown below.

	June 30, 2023	March 31, 2023	June 30, 2022
Percent occupied:
Total commercial portfolio	86.8%	86.7%	84.3%
Total office	86.5%	86.7%	83.7%
Manhattan office	87.6%	87.8%	84.0%
GNYMA office[1]	79.2%	80.6%	82.2%
Total retail[2]	90.7%	86.7%	92.0%
Percent leased (includes signed leases not commenced):
Total commercial portfolio	90.3%	89.4%	87.8%
Total office	90.2%	89.3%	87.4%
Manhattan office	91.6%	90.7%	88.3%
GNYMA office[1]	80.4%	81.6%	83.5%
Total retail[2]	91.6%	90.6%	92.4%
Total multifamily portfolio	97.4%	97.2%	98.4%

[1]

“GNYMA office” for the period ended June 30, 2023 reflects the removal of 10 Bank Street, White Plains, NY and 500 Mamaroneck, Harrison, NY. For the period ended March 31, 2023, it reflects the removal of 10 Bank Street, White Plains, NY.

[2]	“Total retail” for the period ended June 30, 2022 includes the Westport, CT retail assets which were sold in February 2023.

Leasing

The tables below summarize leasing activity for the three months ended June 30, 2023. During the second quarter of 2023, the Company signed 31 leases in the total portfolio totaling 336,314 square feet. Within the Manhattan office portfolio, the Company signed 25 office leases totaling 308,310 square feet. The average starting rent on the Manhattan office leases signed in the second quarter of 2023 was $64.48 per rentable square foot with an average lease term of 7.9 years and average tenant concessions of 7.0 months of free rent with a tenant improvement allowance of $64.58 per rentable square foot.

Total Portfolio

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over/under previously escalated rents
Office	28	326,150	$64.27	$56.20	14.4%
Retail	3	10,164	$122.70	$178.14	(31.1%)
Total Overall	31	336,314	$66.10	$60.03	10.1%

Manhattan Office Portfolio

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over/ under previously escalated rents
New Office	15	156,949	$66.35	$48.93	35.6%
Renewal Office	10	151,361	$62.55	$63.79	(1.9%)
Total Office	25	308,310	$64.48	$56.23	14.7%

Observatory Results

For the second quarter of 2023, the Observatory hosted approximately 666,000 visitors, a 16% increase year-over-year. Observatory revenue for the second quarter of 2023 was $33.4 million and expenses were $8.7 million. Observatory NOI was $24.8 million, a 26% increase year-over-year. This represents a 101% NOI recapture rate as a percentage of 2019 levels.

Portfolio Transaction Activity

On April 5, 2023, the Company closed on the disposition of its office asset at 500 Mamaroneck Avenue in Harrison, NY at a gross asset valuation of $53 million. Proceeds were partially utilized in a reverse 1031 tax deferral transaction into the 298 Mulberry Street acquisition that was executed in December 2022.

Balance Sheet

The Company had $1.2 billion of total liquidity as of June 30, 2023, which was comprised of $315 million of cash, plus $850 million available under its revolving credit facility. At June 30, 2023, the Company had total debt outstanding of approximately $2.3 billion, no floating rate debt exposure, and a weighted average interest rate of 3.9% per annum. The weighted average term to maturity was 5.9 years and the Company has no debt maturity until November 2024. At June 30, 2023, the Company’s ratio of net debt to adjusted EBITDA was 5.8x.

Share Repurchase

The Company repurchased $7.4 million of common stock at a weighted average price of $6.09 per share in the second quarter. The stock repurchase program began in March 2020 and through July 25, 2023, approximately $293.7 million has been repurchased at a weighted average price of $8.18 per share.

Dividend

On June 30, 2023, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the second quarter of 2023 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On June 30, 2023, the Company paid a quarterly preferred dividend of $0.15 per unit for the second quarter of 2023 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and a preferred dividend of $0.175 per unit for the second quarter of 2023 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

2023 Earnings Outlook

The Company updates the 2023 Core FFO guidance range to $0.83 to $0.86 per fully diluted share. This reflects the positive $0.02 per share straight-line reserve reversal recognized in the second quarter and an improvement in the 2023 same-store property cash NOI outlook. The Company’s current guidance does not include the impact of any significant future lease termination fee income or any unannounced acquisition, disposition or other capital markets activity. Key assumptions are included in the table below.

Key Assumptions	2023 Updated Guidance (April 2023)	2023 Initial Guidance (Feb 2023)	2022 Actual	Comments
Earnings
Core FFO Per Fully Diluted Share	$0.83 to $0.86	$0.80 to $0.84	$0.82 to $0.86	• Update includes the impact from a +$0.02 straight-line reserve reversal recognized in 2Q23 and revised 2023 SS Cash NOI outlook • Includes $0.04 from multifamily assets
Commercial Property Drivers
Commercial Occupancy at year-end	85% to 87%	85% to 87%	85% to 87%
SS Property Cash NOI (excluding lease termination fees)	-3% to -5% from 2022	-4% to -6% from 2022	-4% to -6 from 2022%	• Assumes modest revenue growth • Assumes increased building utilization and an ~8% increase in operating expenses and real estate taxes, partially offset by higher tenant expense reimbursements
Observatory Drivers
Observatory NOI	$88M to $96M	$88M to $96M	$88M to $96M	• Reflects average quarterly expenses of ~$9M

	Low	High
Net Income (loss) Attributable to Common Stockholders and the Operating Partnership	$0.21	$0.24
Add:
Impairment Charge	—	—
Real Estate Depreciation & Amortization	0.72	0.72
Less:
Private Perpetual Distributions	0.02	0.02
Gain on Disposal of Real Estate, net	0.12	0.12

FFO Attributable to Common Stockholders and the Operating Partnership	$0.80	$0.83
Add:
Amortization of Below Market Ground Lease	0.03	0.03

Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.83	$0.86

The estimates set forth above may be subject to fluctuations as a result of several factors, including continued impacts of pandemics on our business and our market, our ability to complete planned capital improvements in line with budget, costs of integration of completed acquisitions, costs associated with future acquisitions or other transactions, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of ESRT’s website the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, July 27, 2023 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of ESRT’s website. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780.

Starting shortly after the call until August 3, 2023, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13739120.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of ESRT’s website.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a REIT that owns and manages office, retail and multifamily assets in Manhattan and the greater New York metropolitan area. ESRT owns the iconic Empire State Building – “the World’s Most Famous Building” – and the newly reimagined Empire State Building Observatory that was named #1 attraction in the US for the second year in a row, in Tripadvisor’s 2023 Travelers’ Choice Awards: Best of the Best. The company is a leader in healthy buildings, energy efficiency, and indoor environmental quality. As of June 30, 2023, ESRT’s portfolio is comprised of approximately 8.6 million rentable square feet of office space, 718,000 rentable square feet of retail space and 721 residential units across three multifamily properties. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, Twitter and LinkedIn.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “thinks,” “forecasts,” anticipates,” “hope,” “may,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases with the intention of identifying statements about the future. For the avoidance of doubt, any projection, guidance or similar estimation about the future or future results, performance or achievements is a forward-looking statement. Although the assumptions and estimates on which forward-looking statements are based are believed by our management to be reasonable and based on the best currently available information, such forward-looking statements are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Many important factors could cause our actual results, performance, achievements, and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; ; (ii) a failure of conditions or performance regarding any event or transaction described herein, (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (v) changes in our business strategy; (vi) changes in technology and market competition that affect utilization of our office, retail, observatory, broadcast or other facilities; (vii) changes in domestic or international tourism, including due to health crises and pandemics, geopolitical events, including global hostilities, currency exchange rates, and/or competition from recently opened observatories in New York City, any or all of which may cause a decline in Observatory visitors; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the current phasing out of LIBOR; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xiii) decreased rental rates or increased vacancy rates; (xiv) our failure to execute any newly planned capital project successfully or on the anticipated timeline or budget; (xv) difficulties in identifying and completing acquisitions; (xvi) risks related to any development project (including our Metro Tower potential development site); (xvii) impact of changes in governmental regulations, tax laws and rates and similar matters; (xviii) our failure to qualify as a REIT; (xix) environmental uncertainties and risks related to climate change, adverse weather conditions, rising sea levels and natural disasters; (xx) incurrence of taxable capital gain on disposition of an asset due to failure of use or compliance with a 1031 exchange program; and (xxi) accuracy of our methodologies and estimates regarding ESG metrics and goals, tenant willingness and ability to collaborate in reporting ESG metrics and meeting ESG goals, and impact of governmental regulation on our ESG efforts. For a further discussion of these and other factors that could impact the company’s future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2022 and our quarterly report on Form 10-Q for the quarter ended March 31, 2023 and any additional factors that may be contained in any filing we make with the SEC.

While forward-looking statements reflect the Company’s good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this press release speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact: Investors and Media

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@esrtreit.com

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2023	2022
Revenues
Rental revenue	$154,603	$149,339
Observatory revenue	33,433	27,368
Lease termination fees	—	18,859
Third-party management and other fees	381	326
Other revenue and fees	2,125	2,130

Total revenues	190,542	198,022
Operating expenses
Property operating expenses	39,519	37,433
Ground rent expenses	2,332	2,332
General and administrative expenses	16,075	15,876
Observatory expenses	8,657	7,776
Real estate taxes	31,490	29,802
Depreciation and amortization	46,280	58,304

Total operating expenses	144,353	151,523

Total operating income	46,189	46,499
Other income (expense):
Interest income	3,339	431
Interest expense	(25,405)	(25,042)
Gain on disposition of property	13,565	27,170

Income before income taxes	37,688	49,058
Income tax expense	(733)	(363)

Net income	36,955	48,695
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(14,049)	(18,224)
Noncontrolling interests in other partnerships	(1)	159
Preferred unit distributions	(1,051)	(1,051)

Net income attributable to common stockholders	$21,854	$29,579

Total weighted average shares
Basic	160,028	167,118

Diluted	264,196	270,085

Earnings per share attributable to common stockholders
Basic	$0.14	$0.18

Diluted	$0.14	$0.18

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2023	2022
Revenues
Rental revenue	$294,694	$296,853
Observatory revenue	55,587	40,609
Lease termination fees	—	20,032
Third-party management and other fees	808	636
Other revenue and fees	4,075	3,926

Total revenues	355,164	362,056
Operating expenses
Property operating expenses	81,563	76,077
Ground rent expenses	4,663	4,663
General and administrative expenses	31,783	29,562
Observatory expenses	16,512	13,991
Real estate taxes	63,278	59,806
Depreciation and amortization	93,688	125,410

Total operating expenses	291,487	309,509

Total operating income	63,677	52,547
Other income (expense):
Interest income	5,934	580
Interest expense	(50,709)	(50,056)
Gain on disposition of property	29,261	27,170

Income before income taxes	48,163	30,241
Income tax benefit	486	1,233

Net income	48,649	31,474
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(18,217)	(11,305)
Noncontrolling interests in other partnerships	42	222
Preferred unit distributions	(2,101)	(2,101)

Net income attributable to common stockholders	$28,373	$18,290

Total weighted average shares
Basic	160,669	168,099

Diluted	264,736	271,837

Earnings per share attributable to common stockholders
Basic	$0.18	$0.11

Diluted	$0.18	$0.11

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2023	2022
Net income	$36,955	$48,695
Noncontrolling interests in other partnerships	(1)	159
Preferred unit distributions	(1,051)	(1,051)
Real estate depreciation and amortization	44,887	56,571
Gain on disposition of property	(13,565)	(27,170)

FFO attributable to common stockholders and Operating Partnership units	67,225	77,204
Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and Operating Partnership units	69,183	79,162

Core FFO attributable to common stockholders and Operating Partnership units	$69,183	$79,162

Total weighted average shares and Operating Partnership units
Basic	262,903	270,078

Diluted	264,196	270,085

FFO per share
Basic	$0.26	$0.29

Diluted	$0.25	$0.29

Modified FFO per share
Basic	$0.26	$0.29

Diluted	$0.26	$0.29

Core FFO per share
Basic	$0.26	$0.29

Diluted	$0.26	$0.29

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2023	2022
Net income	$48,649	$31,474
Noncontrolling interests in other partnerships	42	222
Preferred unit distributions	(2,101)	(2,101)
Real estate depreciation and amortization	90,911	121,985
Gain on disposition of property	(29,261)	(27,170)

FFO attributable to common stockholders and Operating Partnership units	108,240	124,410
Amortization of below-market ground leases	3,916	3,916

Modified FFO attributable to common stockholders and Operating Partnership units	112,156	128,326

Core FFO attributable to common stockholders and Operating Partnership units	$112,156	$128,326

Total weighted average shares and Operating Partnership units
Basic	263,694	271,834

Diluted	264,736	271,837

FFO per share
Basic	$0.41	$0.46

Diluted	$0.41	$0.46

Modified FFO per share
Basic	$0.43	$0.47

Diluted	$0.42	$0.47

Core FFO per share
Basic	$0.43	$0.47

Diluted	$0.42	$0.47

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	June 30, 2023	December 31, 2022
Assets
Commercial real estate properties, at cost	$3,565,882	$3,551,449
Less: accumulated depreciation	(1,180,558)	(1,137,267)

Commercial real estate properties, net	2,385,324	2,414,182

Assets held for sale	—	35,538
Cash and cash equivalents	315,357	264,434
Restricted cash	80,451	50,244
Tenant and other receivables	32,901	24,102
Deferred rent receivables	249,881	240,188
Prepaid expenses and other assets	98,986	98,114
Deferred costs, net	176,678	187,570
Acquired below market ground leases, net	325,157	329,073
Right of use assets	28,554	28,670
Goodwill	491,479	491,479

Total assets	$4,184,768	$4,163,594

Liabilities and equity
Mortgage notes payable, net	$880,592	$883,705
Senior unsecured notes, net	973,768	973,659
Unsecured term loan facility, net	389,028	388,773
Accounts payable and accrued expenses	71,709	80,729
Acquired below market leases, net	15,280	17,849
Ground lease liabilities	28,554	28,670
Deferred revenue and other liabilities	73,972	76,091
Tenants’ security deposits	40,253	25,084
Liabilities related to assets held for sale	—	5,943

Total liabilities	2,473,156	2,480,503
Total equity	1,711,612	1,683,091

Total liabilities and equity	$4,184,768	$4,163,594